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                                                                      EXHIBIT 23

               [CAWLEY, GILLESPIE & ASSOCIATES, INC. LETTERHEAD]

                                 March 12, 1999

Permian Basin Royalty Trust
500 West 7th Street, Suite 1300
P.O. Box 1317
Fort Worth, Texas 76101

Gentlemen:

     Cawley, Gillespie & Associates, Inc. hereby consents to the use of the oil and gas reserve information in the Permian Basin Royalty Trust Securities and Exchange Commission Form 10-K for the year ending December 31, 1998 and in the Permian Basin Royalty Trust Annual Report for the year ending December 31, 1998, based on reserve reports dated March 17, 1999 prepared by Cawley, Gillespie & Associates, Inc.

                                        Submitted,

                                          /s/ CAWLEY, GILLESPIE & ASSOCIATES,
                                                        INC.
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                                          CAWLEY, GILLESPIE & ASSOCIATES, INC.